EXHIBIT 23(H)(2)

                                     FORM OF
                          ACCOUNTING SERVICES AGREEMENT

     AGREEMENT dated  ______________(the  "Agreement") between Ameritor Security
Trust (the "Fund") a business trust operating as an open-end management investment company, duly organized and existing under the laws of the District of Columbia, and Commonwealth Fund Accounting, Inc. (the "Company") a corporation duly organized and existing under the laws of the State of Virginia.

                                WITNESSETH THAT:

     WHEREAS, the Fund desires to appoint the Company as its Accounting Services Agent to maintain and keep current the books, accounts, records, journals or other records of original entry relating to the business of the Fund as set forth in Section 2 of this Agreement (the "Accounts and Records") and to perform certain other functions in connection with such Accounts and Records; and

     WHEREAS, the Company is willing to perform such functions upon the terms and conditions set forth below; and

     WHEREAS, the Fund will cause to be provided certain information to the Company as set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:


SECTION 1. Scope of the Engagement.
           ------------------------

(a) The Fund shall promptly turn over to the Company or request that its previous accounting services agent turn over to the Company:

     (i) originals or copies of any Accounts and Records previously maintained by or for it or,

     (ii) if such records have not been previously created or maintained, any data required to establish and bring current such Accounts and Records.

(b) Thereafter, the Fund shall promptly transmit to the Company, and instruct any other agents for the Fund to promptly transmit to the Company, all information required for the maintenance of correct and accurate Accounts and Records for the Fund.

(c) The Fund acknowledges that such Accounts and Records, and information related thereto, are necessary for the Company to perform its functions under this Agreement.

(d) The Fund authorizes the Company to rely on Accounts and Records turned over to it, and information provided to it, by the Fund or its agents. The Fund hereby indemnifies and holds the Company, its successors and assigns harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Accounts and Records, or such information, or due to the failure of the Fund to provide any portion of such Accounts and Records, or to provide any additional information needed by the Company to knowledgeably perform its functions, within a reasonable time after requested by the Company.

(e) The Company shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Accounts and Records delivered to the Company, to the extent such matters are disclosed to the Company or are discovered by it and are relevant to its performance of its functions under this Agreement. The Fund shall provide the Company with such assistance as it may reasonably request in connection with its efforts to correct such matters.

(f) The Fund agrees to pay Company on a current and ongoing basis for the Company's reasonable time and costs required for the correction of any errors or omissions in the Accounts and Records delivered, or the information provided, to Company by the Fund. Any such payment shall be in addition to the fees and charges payable to the Company under this Agreement as set forth in Schedule A attached hereto (which provides for services normally contemplated to be rendered under this Agreement), provided that approval of the amount of such payments shall be obtained in advance by the Company from the Fund.

SECTION 2. Identification of Services.
           ---------------------------

(a) Upon receipt of the necessary information from the Fund or its agents by Written or Oral Instructions, the Company shall maintain and keep current the following Accounts and Records relating to the business of the Fund, in such form as may be mutually agreed to between the Fund and the Company, and as may be required by the Investment Company Act of 1940 (the "Act"):

     (1)  Cash Receipts Journal
     (2)  Cash Disbursements Journal
     (3)  Dividends Paid and Payable Schedule
     (4)  Purchase and Sales Journals - Portfolio Securities
     (5)  Subscription and Redemption Journals
     (6)  Security Ledgers - Transaction Report and Tax Lot Report
     (7)  Broker Ledger - Commission Report
     (8)  Daily Expense Accruals
     (9)  Daily Interest Accruals
     (10) Daily Trial Balance
     (11) Portfolio Interest Receivable and Income Journal
     (12) Listing  of  Portfolio   Holdings  showing  cost,   market  value  and
          percentage of portfolio comprised of each security.

(b) Unless necessary information to perform the above functions is furnished by Written or Oral Instructions to the Company to enable the daily calculation of the Fund's net asset value at the time set by the Fund pursuant to Rule 22c-1 under the Act, (presently set at the close of trading on the New York Stock Exchange), as provided below in accordance with the time frame identified in
Section 7, the Company shall incur no liability, and the Fund shall indemnify and hold harmless the Company from and against any liability arising from any failure to provide complete information or from any discrepancy between the information received by the Company and used in such calculations and any subsequent information received from the Fund or any of its designated Agents.

(c) The scope and quality of the services to be provided under this Agreement are based upon, and specifically incorporate, the assumptions (the "Basic Assumptions") appended to this Agreement as Schedule B. The Fund agrees that material deviations from the Basic Assumptions will be made only by mutual agreement of the Fund and the Company, and deviations from such Basic Assumptions may affect the ability of the Company to provide the services called for under this Agreement.

SECTION 3. Pricing.
           --------

(a) The Company shall perform ministerial calculations necessary to calculate the Fund's net asset value daily, in accordance with the Fund's current prospectus and utilizing the information described in this Section.

(b) Portfolio investments for which market quotations are available to the Company by use of an automated financial service (a "Pricing Service") shall be valued based on the closing prices of the portfolio investment reported by such Pricing Service except where the Fund has given or caused to be given specific Written or Oral Instructions to utilize a different value. Notwithstanding any information obtained from a Pricing Service, all portfolio securities shall be given such values as the Fund shall direct by Written or Oral Instructions, including all restricted securities and other securities requiring valuation not readily ascertainable solely by the use of such a Pricing Service.

(c) The Company shall have no responsibility or liability for the accuracy of prices quoted by any recognized Pricing Service used by it pursuant to the preceding paragraph; for the accuracy of the information supplied by the Fund; or for any loss, liability, damage, or cost arising out of any inaccuracy of such data, unless the Company is itself negligent with respect thereto. The Company shall have no responsibility or duty to include information or valuations to be provided by the Fund in any computation unless and until it is timely supplied to the Company in usable form. Unless the necessary information to calculate the net asset value daily is furnished by Written or Oral Instructions from the Fund, the Company shall incur no liability, and the Fund shall indemnify and hold harmless the Company from and against any liability arising from any failure to provide complete information or from any discrepancy between the information received by the Company and used in such calculation and any subsequent information received from the Fund or any of its designated agents, provided the Company notifies the Fund promptly of its need for additional information with which to calculate net asset value.

SECTION 4.  Reliance Upon Instructions.
            ---------------------------

(a) For all purposes under this Agreement, the Company is authorized to act upon receipt of the first of any Written or Oral Instructions it receives from the Fund or authorized agents of the Fund. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered, and in cases where the Company receives an Instruction, whether Written or Oral, to enter a portfolio transaction on the records, the Fund shall cause the Broker-Dealer to send a written confirmation to the Company.

(b) The Company shall be entitled to rely on the first Instruction received by it, and for any act or omission undertaken in compliance therewith shall be free of liability and fully indemnified and held harmless by the Fund, provided however, that in the event a Written or Oral Instruction received by the Company is countermanded by a timely later Written or Oral Instruction received by the Company prior to acting upon such countermanded Instruction, the Company shall act upon such later Written or Oral Instruction. The sole obligation of the Company with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form, or Broker-Dealer written confirmation shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Company to act the Fund shall give the Company specific Written Instruction as to the action required.

SECTION 5. Reconciliation with Fund's Custodian.
           -------------------------------------

     At the end of each month, the Fund shall cause its Custodian Bank to forward to the Company a monthly statement of cash and portfolio transactions, which will be reconciled with the Company's Accounts and Records maintained for the Fund. The Company will report any discrepancies to the Custodian, and shall report any unreconciled items to the Fund.

SECTION 6. Reports to Fund.
           ----------------

     The Company shall promptly supply daily and periodic reports to the Fund as requested by the Fund and agreed upon by the Company.

SECTION 7. Information from Fund.
           ----------------------

(a) The Fund, directly or by instructions to its agents (including without limitations its Transfer Agent and its Custodian), shall provide to the Company as of the close of each Business Day (or on such other schedule as the Fund determines is necessary), confirmed by Written or Oral Instructions delivered to the Company by 10:00 a.m. on the next business day) all data and information necessary for the Company to maintain the Fund's Accounts and Records.

(b) The Company may conclusively assume that information it receives by Written or Oral Instructions pursuant to the preceding paragraph is complete and accurate. It is agreed that the information provided by the Fund or its agents shall include reports of share purchases, redemptions or repurchases, and total shares outstanding at the end of each business day after the determination of the net asset value.

SECTION 8. Ownership of and Access to Fund Records.
           ----------------------------------------

(a) It is agreed that the Accounts and Records maintained by the Company for the Fund are the property of the Fund, and shall be made available to the Fund promptly upon request and shall be for the periods prescribed in Rule 31(a)-2 under the Act.

(b) The Company shall assist the Fund's independent auditors or, upon lawful demand, any authorized regulatory body, in any authorized inspection or review of the Fund's Accounts and Records.

(c) If the Company receives any request or order of a court or regulatory body of competent jurisdiction, seeking access to the books and records of the Fund in the possession of the Company, the Company shall use its best efforts to notify the Fund of such request or order to the extent it may lawfully do so. The Company shall not be required to oppose or defend against any such request or order. In connection with any such request or order the Company may consult with counsel (whether its counsel or counsel for the Fund) regarding same, and shall be reimbursed by the Fund for any costs incurred thereby.

(d) The Company shall be reimbursed for all expenses and employee time required to assist with any review of the Fund's Accounts and Records outside of routine and normal periodic reviews and audits, which shall include, but not be limited to, the annual and semi-annual review of the Fund's financial statements by the Fund's accountants, and routine examinations from regulators having jurisdiction over the Fund. Upon receipt from the Fund, or its agents, of the necessary information, the Company shall supply data to the Fund's accountants to allow them to complete any necessary tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as the Fund and the Company shall agree upon from time to time.

SECTION 9. Procedures and Compliance.
           --------------------------

     The Company and the Fund may from time to time adopt such procedures as they agree upon in writing, and the Company may conclusively assume that any procedure approved or directed by the Fund does not conflict with or violate any requirements of its Prospectus, Articles of Incorporation, By-Laws, or any rule or regulation of any regulatory body or governmental agency. The Fund shall be responsible for notifying the Company of any changes in regulations or rules which might necessitate changes in the Company's procedures, and for working out such changes with the Company.

SECTION 10. Indemnification.
            ----------------

(a) The Company, its directors, officers, employees, shareholders and agents shall not be liable for any error or judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except losses resulting from willful malfeasance, bad faith, or negligence on the part of the Company, or neglect by the Company in the performance of its obligations and duties under this Agreement.

(b) Any person, even though also a director, officer, employee, shareholder or agent of the Company, who may be or become an officer, trustee, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund (other than services or business in connection with the Company's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of the Company even though paid by it.

(c) Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless the Company, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Company may sustain or incur, or which may be asserted against the Company by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the Company in good faith hereunder; (ii) in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral instructions or Written Instructions of an authorized person of the Fund or upon the opinion of legal counsel for the Fund or its own counsel; or (iii) any action taken or omitted to be taken by the Company in connection with its appointment in good faith in reliance upon any law, fact, regulation or interpretation of the same that is effective at the time such action is taken, even though such law, fact, regulation or interpretation may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of the Company or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

(d) The Company shall give written notice to the Fund within ten (10) business days of receipt by the Company of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. However, the failure to notify the Fund of such written assertion or claim shall not operate in any manner whatsoever to relieve the Fund of any liability arising from this Section or otherwise.

(e) In connection with any legal proceeding giving rise to a request for indemnification by the Company pursuant to this provision, the Fund shall be entitled to defend or prosecute any claim in the name of the Company at its own expense and through counsel of its own choosing if it gives written notice to the Company within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, the Company may participate in the litigation at its own expense through counsel of its choosing. If the Fund does choose to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary for such purpose.

(f) The Fund shall not settle any claim without the Company's express written consent, which consent shall not be unreasonably withheld. The Company shall not settle any claim without the Fund's express written consent, which consent shall not be unreasonably withheld.

SECTION 11. Foreign currencies.
            -------------------

     All financial data provided to, processed by, and reported by the Company under this Agreement shall be stated in United States dollars or currency. The Company shall have no obligation to convert to, equate, or deal in foreign currencies or values, and expressly assumes no liability for any currency conversion or equation computations relating to the affairs of the Fund.

SECTION 12. Compensation of the Company.
            ----------------------------

     The Fund agrees to pay the Company compensation for its services and to reimburse it for expenses, as set forth in Schedule A attached hereto, or as shall be set forth in amendments to such Schedule approved by the Fund and Company from time to time. The Fund hereby instructs its Custodian Bank to debit the Fund's custody account for invoices which are rendered by the Company for the services performed for the Accounting agent function, and to make payment on such invoices in accordance with normal practices. Invoices for services supplied or costs incurred by the Company will be sent to the Fund on or about the first business day of each month, and payment thereon shall be made within ten (10) days thereafter. The Fund agrees that the compensation payable hereunder is predicated on the Basic Assumptions, and agrees that any incremental work required to be provided by the Company due to deviation from the Basic Assumptions by the Fund or its agents shall be payable to, or on behalf of, the Company by the Fund.

SECTION 13. Holidays.
            ---------

     Nothing contained in this Agreement is intended to or shall require the Company, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed, and as of, the next succeeding business day on which both the New York Stock Exchange and the Custodian are open. Not withstanding the foregoing, the Company shall compute the net asset value of the Fund on each day required pursuant to Rule 22c-1 promulgated under the Act.

SECTION 14. Counterparts.
            -------------

     This Agreement may be executed in two or more counterparts, each of which, when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 15. Definitions.
            ------------

     For purposes of this Agreement, the terms Oral Instructions and Written Instructions shall mean:

(a) Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Company in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking an original signature, by a person or persons believed in good faith by the Company to be a person or persons authorized by a resolution of the Board of Directors of the Fund, to give Oral Instructions on behalf of the Fund.

(b) Written Instructions: The term Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to the Company bearing an original signature of an authorized person, or a copy of such document transmitted by telecopy including transmission of such a signature believed in good faith by the Company to be the signature of a person authorized by a resolution of the Board of Directors of the Fund to given Written Instructions on behalf of the Fund.

(c) The Fund shall file with the Company a certified copy of each resolution of its Board of Directors authorizing specific personnel to execute of Written Instructions or transmit Oral Instructions as provided above.

SECTION 16. Termination.
            ------------

(a) Either Party hereto may give written notice to the other party (the "Termination Notice") of the termination of this Agreement. Such Termination Notice shall state a date upon which the termination is effective (the "Termination Date"), which shall be not less than sixty (60) days after the date of the giving of the notice unless otherwise agreed by the parties hereto in writing.

(b) Prior to the Termination Date, the Company shall provide to the Fund an estimate of any anticipated fees, charges or expenses additional to the normal fees, charges and expenses which would be payable under this Agreement for the period from that time until the Termination Date, and the Company may require a deposit on account of such estimate to be paid by the Fund.

(c) Upon the Termination Date, subject to payment to the Company by the Fund of all amounts due to the Company as of said date, the Company shall make available to the Fund or its designated record-keeping successor, all of the records of the Fund maintained under this Agreement which are then in the Company's possession.

SECTION 17. Notice.
            -------

     Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid to the respective parties as follows:

If to the Fund:

Ameritor Security Trust
4400 MacArthur Boulevard, NW, Suite 310
Washington, DC  20007
Attn: Mr. Jerome Kinney

If to the Company:

Commonwealth Fund Accounting, Inc.
1500 Forest Avenue, Suite 111
Richmond, Virginia   23229
Attention: W. R. Carmichael, Jr.

SECTION 18. Amendments to be in Writing.
            ----------------------------

     This Agreement may be amended from time to time by a writing executed by the Fund and the Company. The compensation stated in Schedule A attached hereto may be adjusted from time to time by the execution of a new schedule signed by both of the parties.

SECTION 19. Controlling law.
            ----------------

     This Agreement shall be governed by the laws of the Commonwealth of Virginia.

SECTION 20. Entire Agreement.
            -----------------

     This Agreement sets forth the entire understanding of the parties with respect to the provisions contemplated hereby, and supersedes any and all prior agreements, arrangements and understandings relating to such services.

SECTION 21. Separability of Provisions.
            ---------------------------

     Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.


                                        AMERITOR SECURITY TRUST

Attest:                                 By:   _______________________
                                        NAME: Jerome Kinney
                                        TITLE: President
______________________


Attest:                                 COMMONWEALTH FUND ACCOUNTING, INC.

                                        By:__________________________
______________________

                                   SCHEDULE A

                       COMMONWEALTH FUND ACCOUNTING, INC.
                       ----------------------------------

                            ACCOUNTING SERVICES FEES
                            ------------------------


1. DOMESTIC AND ADR SECURITIES Annual Basic Fee PER PORTFOLIO (1/12 payable monthly)

     5 Basis Points of Daily net assets on the first $100 million of net assets 3 Basis Points of Daily net assets on the next $100 million of net assets 2 Basis Points of Daily net assets over $200 million of net assets
     Minimum of $12,000 per year

2. Should the Fund's security trading activity exceed an average of 100 trades per month per portfolio, an additional fee of $2.50 will be charged per trade after each portfolio reaches $25 million.

                                   SCHEDULE B

                          ACCOUNTING SERVICES AGREEMENT
                       COMMONWEALTH FUND ACCOUNTING, INC.

                                BASIC ASSUMPTIONS
                                -----------------

1. The Fund will complete all necessary prospectus and compliance reports, as well as monitoring the various limitations and restrictions.

2. Daily Transfer Agent information will be supplied to the Company in the required format, and within the necessary time constraints (i.e., by 11:00 a.m. EST on trade date plus one)

3. The Transfer Agent is responsible for reconciliation of Fund share balances between the Transfer Agent reports and the Accounting share reports.

4. The Company will supply the Transfer Agent with daily NAV's for each portfolio by 6:00 p.m. EST

5. The Fund's security trading activity will remain on average less than 100 trades per month, per portfolio.

6. The Company can, upon request, supply daily Portfolio Valuation Reports to the Fund's investment advisor identifying current security positions, original/amortized cost, security market values and changes in unrealized appreciation and/or depreciation.

     It will be the responsibility of the Fund's investment advisor to review these reports upon receipt and to promptly notify the Company of any possible "problems", incorrect security prices or capital change information that could result in an incorrect Fund NAV; provided, however, that the foregoing reporting duty shall not operate to absolve the Company of responsibility for any such matter for which it would otherwise bear responsibility under this Agreement.

7. Specific deadlines and complete information will be identified for all security trades in order to minimize any settlement problems or NAV errors.

     Details of non-money market trades will be called or faxed to the Company on trade date plus one, no later than 11:00 a.m. Trade Authorization Forms, with the appropriate officer signature, should be faxed to the Company on all security trades placed by the Fund as soon as available but no later trade date for money market instruments, and trade plus one for non-money market securities.

     There is no assurance that security trades called in after the above stated deadline can be included in that day's work.

8.   Should the Fund participate in Security Lending additional, fees may apply.

9. Fund management will monitor the expense accrual procedures for accuracy and adequacy based on outstanding liabilities monthly, and promptly communicate to the Company any adjustment needed, provided, however, that this will not eliminate the responsibility of the Company to establish and concurrently monitor such accounts.